EXHIBIT 10.4

              THE QUAKERTOWN NATIONAL BANK RETIREMENT SAVINGS PLAN

                            SUMMARY PLAN DESCRIPTION

                                TABLE OF CONTENTS

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
         INTRODUCTION TO YOUR PLAN

ARTICLE I
         PARTICIPATION IN THE PLAN
                  Am I eligible to participate in the Plan?...................................................39
                  When am I eligible to participate in the Plan?..............................................39
                  When is my entry date?......................................................................39
                  What happens if I'm a participant, terminate employment, and then I'm rehired?..............39


ARTICLE II
         CONTRIBUTIONS
                  What kind of plan is this?..................................................................40
                  Do I have to contribute money to the Plan in order to participate?..........................40
                  Is this a special type of 401(k) Plan?......................................................40
                  How much may I contribute to the Plan?......................................................40
                  How often can I modify the amount I contribute?.............................................42
                  Will the Employer contribute to the Plan?...................................................43
                  What is the Employer matching contribution?.................................................43
                  What compensation is used to determine my Plan benefits?....................................43
                  Is there a limit on the amount of compensation that can be considered?......................43
                  Are there limits on how much can be contributed to my account each year?....................44
                  May I roll over payments from other retirement plans or IRAs?...............................44
                  How is the money in the Plan invested?......................................................44


ARTICLE III
         RETIREMENT BENEFITS
                  What benefits will I receive at normal retirement?..........................................45
                  What happens if I leave the Employer's workforce before I retire?...........................45
                  What is my vested interest in my account?...................................................46
                  How do I determine my Years of Service for vesting purposes?................................46
                  Does all my service count for vesting purposes?.............................................47
                  As a veteran, will my military service count as service with the Employer?..................47
                  What happens to the non-vested portion of a terminated participant's account?...............47
                  What happens if I'm rehired?................................................................48
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
ARTICLE IV
         DISABILITY BENEFITS
                  How is disability defined?..................................................................49
                  What happens if I become disabled?..........................................................49


ARTICLE V
         FORM OF BENEFIT PAYMENT
                  How will my benefits be paid?...............................................................49
                  May I elect another form of benefit?........................................................50
                  May I delay the receipt of benefits?........................................................51


ARTICLE VI
         DEATH BENEFITS
                  What happens if I die while working for the Employer?.......................................51
                  Who is the beneficiary of my death benefit?.................................................51
                  How will the death benefit be paid to my beneficiary?.......................................52
                  When must the last payment be made to my beneficiary?.......................................53
                  What happens if I'm a participant, terminate employment, and die before receiving all my benefits?..........................................................................53


ARTICLE VII
         IN-SERVICE DISTRIBUTIONS
                  Can I withdraw money from my account while working?.........................................53
                  Can I withdraw money from my account in the event of financial hardship?....................54
                  Do I have to waive any benefits in order to receive an in-service distribution?.............55


ARTICLE VIII
         TAX TREATMENT OF DISTRIBUTIONS
                  What are my tax consequences when I receive a distribution from the Plan?...................55
                  Can I reduce or defer tax on my distribution?...............................................56


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
ARTICLE IX
         HOURS OF SERVICE
                  What is an Hour of Service?.................................................................57
                  How are Hours of Service credited?..........................................................57


ARTICLE X
         YOUR PLAN'S TOP-HEAVY RULES
                  What is a top-heavy plan?...................................................................57
                  What happens if the Plan becomes top-heavy?.................................................57


ARTICLE XI
         PROTECTED BENEFITS AND CLAIMS PROCEDURES
                  Is my benefit protected?....................................................................58
                  Are there any exceptions to the general rule?...............................................58
                  Can the Plan be amended?....................................................................59
                  What happens if the Plan is discontinued or terminated?.....................................59
                  How do I submit a claim for Plan benefits?..................................................59
                  What if my benefits are denied?.............................................................59
                  What is the Claims Review Procedure?........................................................61
                  What are my rights as a Plan participant?...................................................63
                  What can I do if I have questions or my rights are violated?................................65


ARTICLE XII
         GENERAL INFORMATION ABOUT THE PLAN
                  General Plan Information....................................................................65
                  Employer Information........................................................................66
                  Administrator Information...................................................................66
                  Trustee Information.........................................................................67

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              THE QUAKERTOWN NATIONAL BANK RETIREMENT SAVINGS PLAN

                            SUMMARY PLAN DESCRIPTION

                            INTRODUCTION TO YOUR PLAN

         The Quakertown National Bank Retirement Savings Plan ("Plan") has been adopted to provide you with the opportunity to save for retirement on a tax-deferred basis. This Summary Plan Description ("SPD") contains valuable information regarding when you may become eligible to participate in the Plan, your Plan benefits, your distribution options, and many other features of the Plan. You should take the time to read this SPD to get a better understanding of your rights and obligations in the Plan.

         We have attempted to answer most of the questions you may have regarding your benefits in the Plan. If this SPD does not answer all of your questions, please contact the Administrator (or other Plan representative). The
Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator shall be conclusive and binding upon all persons. The name and address of the Administrator can be found in the Article of this SPD entitled "General Information About The Plan".

         This SPD describes the Plan's benefits and obligations as contained in the legal Plan document, which governs the operation of the Plan. The Plan document is written in much more technical and precise language. If the non-technical language under this SPD and the technical, legal language of the Plan document conflict, the Plan document always governs. If you wish to receive a copy of the legal Plan document, please contact the Administrator.

         This SPD describes the current provisions of the Plan, which are designed to comply with applicable legal requirements. The Plan is subject to federal laws, such as the Employee Retirement Income Security Act ("ERISA"), the Internal Revenue Code, and other federal and state laws that may affect your rights. The provisions of the Plan are subject to revision due to changes in laws or due to pronouncements by the Internal Revenue Service ("IRS") or Department of Labor ("DOL"). We may also amend this Plan. If the provisions under this SPD change as a result of changes to the Plan, we will notify you.



                                    ARTICLE I
                            PARTICIPATION IN THE PLAN

AM I ELIGIBLE TO PARTICIPATE IN THE PLAN?

         You are eligible to participate in the Plan once you satisfy the Plan's eligibility conditions described in the next question. Then, you may elect to have your compensation reduced by a specific percentage or dollar amount, and have that amount contributed to the Plan as a salary deferral. You may also be entitled to contributions from us.

WHEN AM I ELIGIBLE TO PARTICIPATE IN THE PLAN?

         You will be eligible to participate in the Plan once you satisfy the service requirement described below.

         The eligibility requirements for salary deferrals, safe harbor contributions, and matching contributions are 1000 Hours.

         You will actually enter the Plan once you reach the entry date as described in the next question.

WHEN IS MY ENTRY DATE?

         You may begin participating in the Plan once you have satisfied the above eligibility requirements and reached your entry date. The following describes the specific entry date that applies in the Plan.

         For salary deferrals, safe harbor contributions, and matching contributions, your entry date is the first day of the Plan Year quarter next following the date you meet the eligibility requirements described above.

         Special rules may apply if you terminate employment and are then rehired. If you have questions about the timing of your Plan participation, please contact the Administrator.

WHAT HAPPENS IF I'M A PARTICIPANT, TERMINATE EMPLOYMENT, AND THEN I'M REHIRED?

         If you are no longer a participant because you terminated employment and you are rehired, you will continue to participate in the Plan in the same manner as if your termination had not occurred.

                                   ARTICLE II
                                  CONTRIBUTIONS

WHAT KIND OF PLAN IS THIS?

         This Plan is a type of qualified retirement plan commonly referred to as a 401(k) plan. As a participant in the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan on a pre-tax basis as a salary deferral. You generally are not taxed on your salary deferrals until you withdraw those amounts from the Plan. In addition, we will make additional contributions to the Plan on your behalf. This Article describes the types of contributions that may be made to the Plan and how these monies will be allocated to your account to provide for your retirement benefit.

DO I HAVE TO CONTRIBUTE MONEY TO THE PLAN IN ORDER TO PARTICIPATE?

         No, you are not required to contribute any money in order to participate in our Plan. However, you will receive additional amounts if you do contribute.

IS THIS A SPECIAL TYPE OF 401(K) PLAN?

         Yes. This Plan is referred to as a "safe harbor 401(k) plan." You will be provided with a comprehensive notice of your rights and obligations in the Plan at least 30 days, but not more than 90 days, before the beginning of each Plan Year. However, if you become eligible after the 90th day before the beginning of the Plan Year and you do not receive the notice for that reason, the notice will be provided to you within 90 days before you become eligible.

         In order to maintain "safe harbor" status, we will contribute the total amount of your salary deferrals each Plan Year. In addition, we will make a special safe harbor contribution. This safe harbor contribution will be equal to at least 5% of your compensation. This safe harbor contribution is fully vested and is referred to as a Nonelective Contribution.

HOW MUCH MAY I CONTRIBUTE TO THE PLAN?

         You may elect to defer up to 15% of your compensation for the portion of the Plan Year in which you are eligible to make salary deferrals instead of receiving that amount in cash. The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. However, the amount you defer is counted as compensation for Social Security taxes.


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         The Administrator will allocate the amount you elect to defer to an account maintained on your behalf. You will always be 100% vested in this account. This means that you will always be entitled to all amounts that you defer. This money will, however, be affected by any investment gains or losses. If there is an investment gain, the balance in your account will increase. If there is an investment loss, the balance in your account will decrease.

         Your total deferrals in any taxable year may not exceed a dollar limit that is set by law. The limit is $11,000 (for 2002), $12,000 (for 2003), $13,000
(for 2004), $14,000 (for 2005), and $15,000 (for 2006). This limit may be increased after 2006 for cost-of-living changes. The Plan Administrator will inform you each year of the maximum amount that you may contribute as salary deferrals.

         You should also be aware that the annual dollar limit is an aggregate limit that applies to all deferrals you may make under this Plan or other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions, or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

         You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you must communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. However, if the entire dollar limit is exceeded in this Plan or any other plan we maintain, then you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th.

         If you are age 50 or older, you may elect to defer additional amounts (called "catch-up contributions") to the Plan. The additional amounts may be deferred regardless of any other limitations on the amount that you may defer to the Plan as described above. The maximum catch-up contribution that you can make in 2002 is $1,000. The amount is increased by $1,000 in each year after 2002 up to 2006, when the maximum is $5,000. After 2006, the maximum may increase for cost-of-living adjustments.

         Distributions from amounts attributable to your salary deferrals before you terminate employment are permitted in the following circumstances:


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         o upon your attainment of age 59 1/2. (See the question "Can I withdraw money from my account while working?" for more information on in-service withdrawals of your salary deferrals.)

         o if you incur a proven financial hardship. (See the question "Can I withdraw money from my account in the event of financial hardship?" for more information on hardship withdrawals of your salary deferrals.)

         o upon your becoming disabled under the terms of the Plan. (See the question "How is disability defined?" for more information on the Plan's definition of disability.)

         If you wish to make a withdrawal from your salary deferrals, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Article entitled "Form of Benefit Payment" for a further explanation of how benefits are paid from the Plan.)

         In the event you receive a hardship distribution from your salary deferrals to this Plan, you will not be allowed to make additional salary deferrals for a period of six (6) months after you receive the distribution.

         In addition, if you are a highly compensated employee (generally owners or individuals receiving wages in excess of certain amounts established by law), a distribution from amounts attributable to your salary deferrals of certain excess contributions may be required to comply with the law. The Administrator will notify you when a distribution is required.

HOW OFTEN CAN I MODIFY THE AMOUNT I CONTRIBUTE?

         The amount you elect to defer will be deducted from your pay in accordance with a procedure established by the Administrator. The procedure will require that you enter into a written salary deferral agreement after you satisfy the Plan's eligibility requirements. You may elect to defer a portion of your salary as of your entry date. Such election will become effective as soon as is administratively feasible after that date. Your election will remain in effect until you modify or terminate it. You may modify your election as of the date(s) indicated in the salary deferral agreement. The modification will become effective as soon as is administratively feasible after that date. You are also permitted to revoke your election as of the date(s) indicated in the salary deferral agreement.

         However, as a result of being a safe harbor 401(k) plan, then in addition to any other election periods provided above, you may make or modify a salary deferral election during the 30-day period immediately following receipt of the notice.

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WILL THE EMPLOYER CONTRIBUTE TO THE PLAN?

         Each year, in addition to your salary deferrals and any safe harbor contributions, we may contribute to the Plan the following:

         o  matching contributions.

WHAT IS THE EMPLOYER MATCHING CONTRIBUTION?

         The matching contribution is a fixed amount equal to 100% of your salary deferrals that do not exceed 3% of your compensation.

         The Administrator will allocate to your account the matching contribution made to the Plan on your behalf each payroll period.

WHAT COMPENSATION IS USED TO DETERMINE MY PLAN BENEFITS?

         For purposes of the Plan, compensation has a special meaning. Compensation is defined as your total compensation paid to you and that is subject to income tax. That is, all of your compensation paid to you by us during the Plan Year, including any salary deferrals you make to this Plan, to a
Section 125 cafeteria plan, or to a Section 457 plan, and for qualified transportation fringes. However, the definition of compensation will vary as described below.

         o For purposes of salary deferrals and matching contributions, bonuses will be excluded.

         Special rules apply if you are only a participant in the Plan for a portion of the period for which contributions are made. This will happen if, for any reason, you begin participating in the Plan as of a date other than the first day of that period. If this happens, your compensation will be recognized only for the period in which you are actually a participant in the Plan. This applies to these types of contributions:

         o salary deferrals.

         o safe harbor Contributions.

         For certain purposes, your compensation will be recognized for the entire Plan Year, even if you are not a participant for the entire Plan Year.

IS THERE A LIMIT ON THE AMOUNT OF COMPENSATION THAT CAN BE CONSIDERED?

         The Plan, by law, cannot recognize annual compensation in excess of $200,000. This amount may be adjusted after 2002 for cost-of-living increases.

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ARE THERE LIMITS ON HOW MUCH CAN BE CONTRIBUTED TO MY ACCOUNT EACH YEAR?

         Generally, the law imposes a maximum limit on the amount of contributions you may receive in the Plan. This limit applies to all contributions we make on your behalf, all contributions you make to the Plan, and any other amounts allocated to any of your accounts during the Plan Year (such as forfeitures), excluding earnings. Beginning in 2002, this total cannot exceed the lesser of $40,000 or 100% of your annual compensation. The dollar limit may be adjusted after 2002 for cost-of-living increases.

MAY I "ROLL OVER" PAYMENTS FROM OTHER RETIREMENT PLANS OR IRAS?

         At the discretion of the Administrator, you may be permitted to deposit into the Plan distributions you have received from other plans and certain IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask your prior plan administrator or trustee to directly transfer (a "direct rollover") to this Plan all or a portion of any amount that you are entitled to receive as a distribution from a prior plan. Alternatively, if you received a distribution from a prior plan, you may elect to deposit any amount eligible for rollover within 60 days of your receipt of the distribution. You should consult qualified counsel to determine if a rollover is permitted and in your best interest.

         Your rollover will be placed in a separate account called a "rollover account." You will always be 100% vested in your rollover account. This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses.

         You may withdraw the amounts in your "rollover account" at any time.

HOW IS THE MONEY IN THE PLAN INVESTED?

         You will be able to direct the investment of certain portions of your interest in the Plan. We have established participant direction procedures setting forth investment choices available to you, the frequency with which you can change your investment choices, and instructions on how you can obtain other important information on directed investments available from the Administrator. You should request a copy of these procedures from the Administrator. You need to follow these procedures when you direct investments. You should review the information in these procedures carefully before you give investment directions. In addition, the procedures indicate how you can obtain other important information available from the Administrator on directed investments.

         The Plan is intended to comply with Section 404(c) of ERISA. If the Plan complies with this Section, then the fiduciaries of the Plan, including the Employer, the Trustee, and the Administrator, will be relieved of any legal liability for any losses that are the direct and necessary result of the investment directions that you give. The procedures discussed above must be followed in giving investment directions. If you fail to do so, then your investment directions need not be followed. You are not required to direct investments. If you choose not to direct investments, then the is responsible for investing your accounts in a prudent manner.

         When you direct investments, your accounts are segregated for purposes of determining the earnings or losses on these investments. Your account does not share in the investment performance for other participants who have directed their own investments.

         You should remember that the amount of your benefits in the Plan will depend in part upon your choice of investments. Gains as well as losses can occur. There are no guarantees of performance. The Employer, the Administrator, and the Trustee will not provide investment advice or guarantee the performance of any investment you choose.

                                   ARTICLE III
                               RETIREMENT BENEFITS

WHAT BENEFITS WILL I RECEIVE AT NORMAL RETIREMENT?

         You will be entitled to all of your account balances at your Normal Retirement Age. However, the actual payment of your benefits may generally not begin until your actual retirement. In such event, a distribution will be made, at your election, as soon as is administratively feasible. If you continue working after your Normal Retirement Age, you may generally defer receipt of your benefits until your Late Retirement Date.

         You will attain your Normal Retirement Age when you attain age 65. Your Late Retirement Date is the date you choose to retire after first having reached your Normal Retirement Age.

WHAT HAPPENS IF I LEAVE THE EMPLOYER'S WORKFORCE BEFORE I RETIRE?

         This Plan is designed to encourage you to stay with us until retirement. However, if you terminate your employment with us before your retirement date and the value of your vested benefit (excluding, for distributions amounts attributable to rollovers) is $5,000 or less, a distribution will be made to you in a lump sum within a reasonable time after you terminate employment. (See the question in Article V "How will my benefits be paid?" for a further explanation of how benefits are paid from the Plan.)

         If you terminate your employment with us before your retirement date and the value of your vested benefit (excluding, for distributions amounts attributable to rollovers) is more than $5,000, a distribution will be made to you within a reasonable time after you terminate employment. In this case, however, you and your spouse, if married, must consent to the distribution.

         If your employment terminates for reasons other than death, disability, or retirement, you will be entitled to receive only your "vested percentage" of your account balance. (See the next question "What is my vested interest in my account?" for more information.)

WHAT IS MY VESTED INTEREST IN MY ACCOUNT?

         You are always 100% vested in (meaning you are entitled to all of the amounts in) your account attributable to your salary deferrals, as well as in the following:

         o    your own rollover contributions.

         o    safe harbor Nonelective Contributions.

         Your "vested percentage" in your account attributable to your matching contributions is determined under the following schedule and is based on vesting Years of Service. This means your account balance at the time you stop working that is attributable to those contributions is multiplied by your vested percentage. The result is your vested benefit, which, when added to the amounts that are always 100% vested as shown above, is what you will actually receive from the Plan. You will always, however, be 100% vested if you are employed on or after your Normal Retirement Age.

                                 Vesting Schedule
                             Matching Contributions
        Years of Service                                      Percentage

               1                                                  20%
               2                                                  40%
               3                                                  60%
               4                                                  80%
               5                                                 100%
               6                                                 100%
               7                                                 100%

 HOW DO I DETERMINE MY YEARS OF SERVICE FOR VESTING PURPOSES?

         To earn a Year of Service, you must be credited with at least 1000 Hour(s) of Service during any Plan Year. (See the Article entitled "Hours of Service" for more information on receiving credit for Hours of Service.) The Plan contains specific rules for crediting Hours of Service for vesting purposes. The Administrator will track your service and will credit you with a Year of Service for each Plan Year in which you are credited with the required Hours of Service, in accordance with the terms of the Plan. If you have any questions regarding your vesting service, you should contact the Administrator.

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DOES ALL MY SERVICE COUNT FOR VESTING PURPOSES?

         In calculating your vested percentage, all service you perform for us will generally be counted. However, there are some exceptions to this general rule.

         BREAK IN SERVICE RULES. If you terminate employment and are rehired, you may "lose" credit for prior service under the Plan's Break in Service rules.

         For vesting purposes, you will have a Break in Service if you complete less than 501 Hours of Service during the Plan Year. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, you may be credited with 501 Hours of Service to prevent a Break in Service.

         The Administrator monitors the Break in Service rules and can provide you with additional information on the effect of these rules.

         FIVE-YEAR BREAK IN SERVICE RULE. The five-year Break in Service rule applies only to totally nonvested (0% vested) participants. If you are totally nonvested in your account and you have five consecutive Breaks in Service (as defined above), all the service you earned before the five-year period no longer counts for vesting purposes. Thus, if you return to employment after incurring five consecutive Breaks in Service, you will be treated as a new employee (with no prior service) for purposes of determining your vested percentage in the Plan. However, if you have benefits in the Plan that are vested, you do not lose any rights to those amounts under these rules.

AS A VETERAN, WILL MY MILITARY SERVICE COUNT AS SERVICE WITH THE EMPLOYER?

         If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with us. If you may be affected by this law, ask your Administrator for further details.

WHAT HAPPENS TO THE NON-VESTED PORTION OF A TERMINATED PARTICIPANT'S ACCOUNT?

         If you are not vested or are partially vested in your account balance when you leave, the non-vested portion of your account balance will be forfeited on the earlier of:

         (a) the distribution of your entire vested account balance, or


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         (b) your incurring five consecutive one-year Breaks in Service.

         Forfeitures may be used by the Plan for several purposes, such as the payment of Plan expenses.

         Forfeitures of matching contributions are used to reduce the matching contribution.

WHAT HAPPENS IF I'M REHIRED?

         If you are not vested at all when you terminate your employment with us and return to us after incurring five consecutive Breaks in Service, your prior service will not be counted. Thus, your vesting service will include only service that you complete after your reemployment. If you return before incurring five consecutive Breaks in Service, your prior service will continue to be counted for vesting service.

         If you are partially or fully vested when you terminate your employment and you return to service with us, your service before you left will count as vesting service with respect to future contributions made to the Plan. In addition, your Years of Service that you complete after your reemployment may count as vesting service with respect to contributions made prior to your termination.

         If you received a distribution of your vested account balance and are reemployed, you may have the right to repay this distribution. If you repay the entire amount of the distribution, we will restore your account balance with your forfeited amount. You must repay this distribution within five years from your date of reemployment, or, if earlier, before you incur five consecutive Breaks in Service. If you were fully vested when you left, you do not have the opportunity to repay your distribution.

         NOTE that if you received a "deemed" distribution because you were totally nonvested when you terminated your employment, your nonvested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service.

                                   ARTICLE IV
                               DISABILITY BENEFITS

HOW IS DISABILITY DEFINED?

         In the Plan, disability is defined as your inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted (or can be expected to last) for a continuous period of not less than 12 months. Your disability will be determined by a licensed physician chosen by the Administrator.

WHAT HAPPENS IF I BECOME DISABLED?

         If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits will be made to you as soon as is administratively feasible after you retire due to a disability.
(See the question entitled "How will my benefits be paid?" for more information.)

                                    ARTICLE V
                             FORM OF BENEFIT PAYMENT

HOW WILL MY BENEFITS BE PAID?

         There are various methods by which benefits may be distributed to you from the Plan. The method depends on your marital status, as well as the elections you and your spouse make. All methods of distribution, however, have equivalent values. The rules under this Section apply to all distributions you will receive from the Plan, whether by reason of retirement or any other event that may permit a distribution of benefits.

         If you are married on the date your benefits are to begin, you will automatically receive a joint and 50% survivor annuity, unless you elect an alternative form of payment. This means that you will receive payments for your life, and upon your death, your surviving spouse will receive a monthly benefit for the remainder of his or her life equal to 50% of the benefit you were receiving at the time of your death.

         If you are not married on the date your benefits are to begin, you will automatically receive a life annuity, which means you will receive payments for as long as you live.

         However, regardless of the preceding, if your vested benefit in the Plan (excluding, for distributions amounts attributable to rollovers) does not exceed $5,000, then your benefit will be distributed to you in a single lump-sum payment as soon as is administratively feasible following the event that entitles you to a distribution.

         If your vested benefit in the Plan (excluding, for distributions amounts attributable to rollovers) exceeds $5,000, you (and your spouse, if you are married) must consent to the distribution before it may be made. Also, if you want the distribution to be in a form other than an annuity payment, you (and your spouse, if you are married) must first waive the annuity form of payment. See the question "May I elect another form of benefit?" for more information on the benefit payment options available to you if your vested benefit (excluding, for distributions amounts attributable to rollovers) exceeds $5,000.

MAY I ELECT ANOTHER FORM OF BENEFIT?

         When you are about to receive any distribution, the Administrator will explain the joint and survivor annuity or the life annuity to you in greater detail. You will be given the option of waiving the joint and survivor annuity or the life annuity form of payment during the 90-day period before the annuity is to begin. IF YOU ARE MARRIED, YOUR SPOUSE MUST IRREVOCABLY CONSENT IN WRITING TO THE WAIVER IN THE PRESENCE OF A NOTARY OR A PLAN REPRESENTATIVE. You may revoke any waiver. The Administrator will provide you with forms to make these elections. Since your spouse participates in these elections, you must immediately inform the Administrator of any change in your marital status.

         If you and your spouse elect not to take a joint and survivor annuity, or if you are not married when your benefits are scheduled to begin and have elected not to take a life annuity, you may elect an alternative form of payment. This payment may be made in one of the following method(s):

         o a single lump-sum payment of your entire account balance.

         o a single-sum payment of a portion of your account balance.

         o monthly, quarterly, semi-annual, or annual installments over a period of not more than your assumed life expectancy (or your and your beneficiary's assumed life expectancies).

         o annuity payments.

MAY I DELAY THE RECEIPT OF BENEFITS?

         Yes, you may delay the receipt of benefits , unless a distribution is required to be made, as explained earlier, because your vested benefit in the Plan (excluding, for distributions amounts attributable to rollovers) does not exceed $5,000. However, in addition to the benefit payment mentioned above, there are rules that require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the April 1st following the later of the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

                                   ARTICLE VI
                                 DEATH BENEFITS

WHAT HAPPENS IF I DIE WHILE WORKING FOR THE EMPLOYER?

         If you die while you are still employed by us, your entire account balance will be used to provide your beneficiary with a death benefit.

WHO IS THE BENEFICIARY OF MY DEATH BENEFIT?

         If you are married at the time of your death, your spouse will be the beneficiary of 50% of the death benefit unless an election is made to change the beneficiary. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE PORTION OF THE DEATH BENEFIT PAYABLE TO YOUR SPOUSE. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE, AND ACKNOWLEDGE THE SPECIFIC NON-SPOUSE BENEFICIARY.

         If you are married, you have named someone other than your spouse to be your beneficiary as described in the preceding paragraph, and you wish to again change your beneficiary designation, your spouse must again consent to the change, unless you are changing your designation to name your spouse as your beneficiary. Also, since your death benefit is your entire account balance, you may, at any time, designate the beneficiary for amounts in excess of the portion of the death benefit payable to your spouse without your spouse's consent. In addition, you may elect a beneficiary other than your spouse without your spouse's consent if your spouse cannot be located.

         If you are not married, you may designate your beneficiary on a form to be supplied to you by the Administrator.

         In the event no valid designation of beneficiary exists, or if the beneficiary is not alive at the time of your death, the death benefit will be paid in the following order of priority to:

         (a) Your surviving spouse;

         (b) Your surviving children, in equal shares; or

         (c) Your estate.

HOW WILL THE DEATH BENEFIT BE PAID TO MY BENEFICIARY?

         The death benefit payable to your spouse will be in the form of an annuity, that is, periodic payments over the life of your spouse. Your spouse may direct that payments begin within a reasonable period of time after your death. The size of the monthly payments will depend on the value of your account at the time of your death.

         You may waive this form of distribution. Generally, the period during which you and your spouse may waive this annuity begins as of the first day of the Plan Year in which you reach age 35 and ends when you die. The Administrator must provide you with a detailed explanation of the annuity. This explanation must be given to you during the period of time beginning on the first day of the Plan Year in which you will reach age 32 and ending on the first day of the Plan Year in which you reach age 35.

         Under a special rule, you and your spouse may waive the survivor annuity form of payment any time before you turn age 35. However, any waiver will become invalid at the beginning of the Plan Year in which you turn age 35, and you and your spouse will be required to make another waiver.

         It is important that you inform the Administrator when you reach age 32 so that you may receive this information.

         You may elect an alternative form of payment (1) if you are married and, with your spouse's consent, you waive the annuity form of distribution, (2) if you are not married, or (3) for amounts in excess of the minimum spouse's death benefit. This payment may be made in the following manner:

         o a single lump-sum payment of your entire account balance.

         o a single-sum payment of a portion of your account balance.

         o monthly, quarterly, semi-annual, or annual installments over a period of not more than your beneficiary's assumed life expectancy.

         o annuity payments.

WHEN MUST THE LAST PAYMENT BE MADE TO MY BENEFICIARY?

         If your designated beneficiary is a person (rather than your estate or most trusts) then minimum distributions of your death benefit must generally begin within one year of your death and must be paid over a period not extending beyond your beneficiary's life expectancy. If your spouse is the beneficiary, the start of payments may be delayed until the year in which you would have attained age 70 1/2. Generally, if your beneficiary is not a person, then your entire death benefit must be paid within five years after your death.

         Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

WHAT HAPPENS IF I'M A PARTICIPANT, TERMINATE EMPLOYMENT, AND DIE BEFORE RECEIVING ALL MY BENEFITS?

         If you terminate employment with us and subsequently die, your beneficiary will be entitled to the vested percentage of your remaining account balance at the time of your death.

                                   ARTICLE VII
                            IN-SERVICE DISTRIBUTIONS

CAN I WITHDRAW MONEY FROM MY ACCOUNT WHILE WORKING?

         Generally, you may receive a distribution from the Plan prior to your termination of employment if you satisfy certain conditions. These conditions are described below. However, this distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive when you retire. Any in-service distribution is made at your election and will be made in accordance with the forms of distribution in the Plan.

         Also, the law restricts any pre-retirement distribution from certain accounts maintained for you in the Plan before you reach age 59 1/2. These accounts are generally the ones set up to receive your salary deferrals and other Employer contributions used to satisfy special Plan rules.

         You may request an in-service distribution as follows:

         o With respect to your salary deferrals and safe harbor contributions, if any, in the following instances:

         o once you attain age 59 1/2.

         o once you have become disabled under the terms of the Plan.

         o With respect to your matching contributions, in the following instance(s):

             o once you have become disabled under the terms of the Plan.

         o With respect to rollovers from other plans, at any time and for any reason.

         o With respect to certain amounts that were transferred to this Plan from another plan of the Employer, at any time and for any reason.

CAN I WITHDRAW MONEY FROM MY ACCOUNT IN THE EVENT OF FINANCIAL HARDSHIP?

         Yes, if you satisfy certain conditions. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

         You may request a hardship withdrawal from the following amounts:

         o Your salary deferrals.

         o Your rollovers from other plans.

         o Certain amounts that were transferred to this Plan from another plan of the Employer.

         A hardship withdrawal may be made to satisfy certain immediate and heavy financial needs that you have. A hardship distribution may only be made for payment of the following:

         o Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you or your dependent or necessary for you or your dependent to obtain medical care.

         o Costs directly related to the purchase of your principal residence (excluding mortgage payments).

         o Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for yourself, your spouse or dependent.

         o Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence.

         If you have any of the above expenses, a hardship distribution can only be made if you certify and agree that all of the following conditions are satisfied:

         o The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         o You have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by your Employer.

         o That your salary deferrals will be suspended for at least six (6) months after your receipt of the hardship distribution.

         In addition to these rules, there are restrictions placed on hardship distributions that are made from your salary deferrals. Any hardship distribution from these amounts will be limited, as of the date of distribution, to the balance of your salary deferral account as of the end of the last Plan Year ending before July 1, 1989, plus your total salary deferrals after such date, reduced by the amount of any previous distributions made to you from your salary deferral account. Ask the Administrator if you need further details.

DO I HAVE TO WAIVE ANY BENEFITS IN ORDER TO RECEIVE AN IN-SERVICE DISTRIBUTION?

         If you wish to receive an in-service distribution from the Plan in a single payment from your account, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Article entitled "Form of Benefit Payment" for a further explanation of how benefits are paid from the Plan.)

                                  ARTICLE VIII
                         TAX TREATMENT OF DISTRIBUTIONS

WHAT ARE MY TAX CONSEQUENCES WHEN I RECEIVE A DISTRIBUTION FROM THE PLAN?

         Generally, you must include any Plan distribution in your taxable income in the year in which you receive the distribution. The tax treatment may also depend on your age when you receive the distribution. Certain distributions made to you when you are under age 59 1/2 could be subject to an additional 10% tax.

CAN I REDUCE OR DEFER TAX ON MY DISTRIBUTION?

         You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

         (a) The rollover of all or a portion of the distribution to an Individual Retirement Account or Annuity (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution (such as a hardship distribution) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

         (b) For most distributions, you may request that a direct transfer (sometimes referred to as a direct rollover) of all or a portion of a distribution be made to either an Individual Retirement Account or Annuity (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes. If you decide to directly transfer all or a portion of your distribution amount, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Section in this Article entitled "Benefit Payment Options" for a further explanation of this waiver requirement.)

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES THAT DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

                                   ARTICLE IX
                                HOURS OF SERVICE

WHAT IS AN HOUR OF SERVICE?

         You will be credited with an Hour of Service for:

         (a) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

         (b) each hour for which you are directly or indirectly compensated by us for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty, or leave of absence during the Plan Year); and

         (c) each hour for back pay awarded or agreed to by the Employer.

         You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

HOW ARE HOURS OF SERVICE CREDITED?

         You will be credited with your actual Hours of Service.

                                    ARTICLE X
                           YOUR PLAN'S TOP-HEAVY RULES

WHAT IS A "TOP-HEAVY" PLAN?

         A retirement plan that primarily benefits "key employees" is called a "top-heavy plan". Key employees are certain owners or officers of our organization. A plan is generally a "top-heavy plan" when more than 60% of the plan assets are in the accounts of key employees.

         Each year, the Administrator is responsible for determining whether this Plan is a "top-heavy plan".

WHAT HAPPENS IF THE PLAN BECOMES TOP-HEAVY?

         If the Plan becomes top-heavy in any Plan Year, then non-key employees will be entitled to certain "top-heavy minimum benefits", and other special rules will apply. Among these top-heavy rules are the following:

         o We may be required to make a contribution to your account in order to provide you with at least "top-heavy minimum benefits".

         o Your nonforfeitable right to benefits or contributions derived from matching contributions will be determined according to the following schedule:

                                Vesting Schedule
                             Matching Contributions
       Years of Service                                      Percentage

               1                                                 20%
               2                                                 40%
               3                                                 60%
               4                                                 80%
               5                                                100%
               6                                                100%

         o If you are a participant in more than one plan, you may not be entitled to "top-heavy minimum benefits" under both plans.

                                   ARTICLE XI
                    PROTECTED BENEFITS AND CLAIMS PROCEDURES

IS MY BENEFIT PROTECTED?

         As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away, or otherwise transferred. In addition, your creditors may not attach, garnish, or otherwise interfere with your account.

ARE THERE ANY EXCEPTIONS TO THE GENERAL RULE?

         There are two exceptions to this general rule. The Administrator must honor a "qualified domestic relations order". A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child, or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

         The second exception applies if you are involved with the Plan's administration. If you are found liable for any action that adversely affects the Plan, the Administrator can offset your benefits by the amount that you are ordered or required by a court to pay the Plan. All or a portion of your benefits may be used to satisfy any such obligation to the Plan.

CAN THE PLAN BE AMENDED?

         Yes. We have the right to amend the Plan at any time. In no event, however, will any amendment authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries. Additionally, no amendment will cause any reduction in the amount credited to your account.

WHAT HAPPENS IF THE PLAN IS DISCONTINUED OR TERMINATED?

         Although we intend to maintain the Plan indefinitely, we reserve the right to terminate the Plan at any time. Upon termination, no further contributions will be made to the Plan and all amounts credited to your accounts will become 100% vested, if not already 100% vested. We will direct the distribution of your accounts in a manner permitted by the Plan as soon as practical. (See the question entitled "How will my benefits be paid?" for more information.) You will be notified if the Plan is terminated.

HOW DO I SUBMIT A CLAIM FOR PLAN BENEFITS?

         Benefits will be paid to you and your beneficiaries without the necessity of formal claims. However, if you think an error has been made in determining your benefits, then you or your beneficiaries may make a request for any Plan benefits to which you believe you are entitled. Any such request should be in writing and should be made to the Administrator.

         If the Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions, and other information relevant to the payment of the benefit.

WHAT IF MY BENEFITS ARE DENIED?

         Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will provide you with a written or electronic notification of the Plan's adverse determination. This written or electronic notification must be provided to you within a reasonable period of time, but not later than 90 days after the receipt of your claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, if disability is determined by a physician chosen by the Administrator (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Administrator will provide you with written or electronic notification of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies you, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and you will be afforded at least 45 days within which to provide the specified

         The Administrator's written or electronic notification of any adverse benefit determination must contain the following information:

         (a) The specific reason or reasons for the adverse determination;

         (b) Reference to specific Plan provisions on which the determination is based.

         (c) A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary.

         (d) Appropriate information as to the steps to be taken if you or your beneficiary want to submit your claim for review.

         (e) In the case of disability benefits where the disability is determined by a physician chosen by the Administrator:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the specific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

         If your claim has been denied or deemed denied, and you want to submit your claim for review, you must follow the Claims Review Procedure below.

WHAT IS THE CLAIMS REVIEW PROCEDURE?

         Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

         (a) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

                  HOWEVER, IF YOUR CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN CHOSEN BY THE ADMINISTRATOR, THEN INSTEAD OF THE ABOVE, YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

         (b) You may submit written comments, documents, records, and other information relating to your claim for benefits.

         (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

         (d) You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (e) Your claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by you relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         In addition to the Claims Review Procedure above, if your claim is for disability benefits and disability is determined by a physician chosen by the Administrator, then the Claims Review Procedure provides that:

         (a) Your claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

         (b) In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

         (c) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

         (d) The health care professional engaged for purposes of a consultation under (b) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

         The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. The Administrator must provide you with notification of this denial within 60 days after the Administrator's receipt of your written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician chosen by the Administrator, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

         (a)      The specific reason or reasons for the adverse determination.

         (b) Reference to the specific Plan provisions on which the benefit determination is based.

         (c) A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (d) In the case of disability benefits where disability is determined by a physician chosen by the Administrator:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the specific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

         If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. However, in order to do so, you must file the suit no later than 180 days after the Administrator makes a final determination to deny your claim.

WHAT ARE MY RIGHTS AS A PLAN PARTICIPANT?

         As a participant in the Plan you are entitled to certain rights and protections under the ERISA. ERISA provides that all Plan participants are entitled to:

         (a) Examine, without charge, at the Administrator's office and at other specified locations, all documents governing the Plan, including insurance contracts and collective bargaining agreements; and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

         (b) Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and an updated SPD. The Administrator may make a reasonable charge for copies.

         (c) Receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report.

         (d) Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension benefit, the statement will tell you how many years you have to work to earn a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE EVERY TWELVE (12) MONTHS. The Plan must provide this statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court. You and your beneficiaries can obtain, without charge, a copy of the qualified domestic relations order procedures from the Administrator.

         If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

WHAT CAN I DO IF I HAVE QUESTIONS OR MY RIGHTS ARE VIOLATED?

         If you have any questions about the Plan, you should contact the Administrator. If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

                                   ARTICLE XII
                       GENERAL INFORMATION ABOUT THE PLAN

         There is certain general information which you may need to know about the Plan. This information has been summarized for you in this Article.

GENERAL PLAN INFORMATION

         The full name of the Plan is The Quakertown National Bank Retirement Savings Plan.

         We have assigned Plan Number 002 to your Plan.

         This Plan was originally effective on August 1, 1984. The amended and restated provisions of the Plan become effective on January 1, 2003. However, this restatement was made to conform the Plan to new tax laws and some provisions may be retroactively effective.

         Valuations of the Plan are generally made every business day. Certain distributions, such as required minimum distributions, are based on the Anniversary Date of the Plan. This date is the last day of the Plan Year.

         The Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1 and ends on December 31.

         The Plan and Trust will be governed by the laws of Pennsylvania to the extent not governed by federal law.

         Benefits provided by the Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to this type of plan.

EMPLOYER INFORMATION

         The Plan Sponsor's name, address, telephone number, and identification number are:

         QNB Corp.
         10 North Third Street
         Quakertown, Pennsylvania 18951
         215-538-5600
         23-2318082

         Service of legal process may be made upon the Plan Sponsor or your Employer, if your Employer is not the Plan Sponsor. Service of legal process may also be made upon the Trustee or Administrator.

         The Plan allows other employers to adopt its provisions. You or your beneficiaries may examine or obtain a complete list of employers, if any, who have adopted the Plan by making a written request to the Administrator.

         Other employers who have adopted the provisions of the Plan are:

         The Quakertown National Bank
         EIN: 23-0995065

ADMINISTRATOR INFORMATION

         The Plan's Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Administrator maintains the Plan records, including your account information, provides you with the forms you need to complete for Plan participation and directs the payment of your account at the appropriate time. The Administrator will also allow you to review the formal Plan document and certain other materials related to the Plan. If you have any questions about the Plan and your participation, you should contact the Administrator. The Administrator may designate other parties to perform some duties of the Administrator.

         The name, address and telephone number of the Plan's Administrator is:

         QNB Corp.
         320 West Broad Street
         Quakertown, Pennsylvania 18951
         215-538-5600

TRUSTEE INFORMATION

         All money that is contributed to the Plan is held in a trust fund. The Trustee is responsible for the safekeeping of the trust fund. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

         The name, address, and telephone number of the Plan's Trustee is:

         Capital Bank and Trust Company

         135 S. State College Blvd.
         Brea, California 92821-5823
         1-800-421-0180